Exhibit 10.4

LOCK-UP AGREEMENT

December 12, 2023

Re:	Letter Agreement by and among Anson Investments Master Fund LP (“AIMF”), Anson Easter Master Fund LP (“AEMF” and together with AIMF, the “Purchasers”), and iSun, Inc. (the “Company”) December 12, 2023 (the “Side Letter”).

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Side Letter. Pursuant to Section 1(ix) of the Side Letter and in satisfaction of a condition of the Company’s obligations under the Side Letter, the undersigned irrevocably agrees with the Company that, from the date hereof until three (3) months after the date hereof (such period, the “Restricted Period”), the undersigned will not offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company issued to the undersigned pursuant to the Side Letter (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Letter Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (i) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer (ii) any such transfer shall not involve a disposition for value, (iii) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (iv) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity, all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

v)	if the undersigned is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

vii)	of securities purchased in open market transactions after the Closing Date.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made (or required to be made) in connection with the establishment of such plan during the Restricted Period, and (ii) no sale of shares of Common Stock are made pursuant to such plan during the Restricted Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the undersigned to complete the transactions contemplated by the Side Letter and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Side Letter.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Side Letter and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company.

*** SIGNATURE PAGE FOLLOWS***

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Name of Holder:	Anson Investments Master Fund LP
Signature of Authorized Signatory of Holder:	/s/ Amin Nathoo
Name of Authorized Signatory:	Amin Nathoo
Title of Authorized Signatory:	Director, Anson Advisors

Name of Holder:	Anson East Master Fund LP
Signature of Authorized Signatory of Holder:	/s/ Amin Nathoo
Name of Authorized Signatory:	Amin Nathoo
Title of Authorized Signatory:	Director, Anson Advisors

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

iSUN, INC.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer

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